     As filed with the Securities and Exchange Commission on October 18, 2000
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------
                           THE COOPER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                    6140 STONERIDGE MALL ROAD, SUITE 590                     94-2657368
(State or Other Jurisdiction              PLEASANTON, CALIFORNIA 94588                      (I.R.S. Employer
of Incorporation or Organization)                (925) 460-3600                          Identification Number)

                        (Address, including ZIP code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                                CAROL R. KAUFMAN
                   Vice President of Legal Affairs, Secretary
                        and Chief Administrative Officer
                           The Cooper Companies, Inc.
                      6140 Stoneridge Mall Road, Suite 590
                          Pleasanton, California 94588
                                 (925) 460-3600
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   Copies to:
                             SAMUEL A. FISHMAN, ESQ.
                             LAURA L. GABRIEL, ESQ.
                                LATHAM & WATKINS
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600
                                ----------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ----------------
                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                              Proposed Maximum      Proposed Maximum
 Title of each class of Securities to      Amount to be        Offering Price      Aggregate Offering       Amount of
            be Registered                   Registered          Per Unit (1)           Price (1)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------
    Common Stock ($0.10 par value)           190,759              $34.97              $6,670,842.23         $1,761.11
----------------------------------------------------------------------------------------------------------------------------
 Preferred Stock Purchase Rights (2)         190,759           Not applicable             (2)                  $100
============================================================================================================================


(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange, Inc. on October 16, 2000, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

(2) Rights to acquire shares of the Registrant's Series A Junior Participating Preferred Stock are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT RESELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THIS PROSPECTUS IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS
----------

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED OCTOBER 18, 2000


                           THE COOPER COMPANIES, INC.
                         190,759 SHARES OF COMMON STOCK
                           ($.10 Par Value Per Share)

         This prospectus relates to up to 190,759 shares of our common stock, par value $.10 per share, and the rights to acquire our series A junior participating preferred stock that are attached to and trade with the common stock, which may be offered for sale by the selling stockholders named in this prospectus. Each share of common stock carries with it one right to purchase 1/100th of a share of our series A junior participating preferred stock. Shares of common stock may be sold from time to time by the selling stockholders directly or through one or more broker-dealers, in one or more transactions on the New York Stock Exchange, Inc. in accordance with the rules of that exchange, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.

         We will not receive any of the proceeds from the sale of the shares of common stock. We will bear all expenses of the offering of the common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of their counsel and experts.

         Our common stock is listed on the New York Stock Exchange, Inc. On October 17, 2000 the last reported sale price for our common stock as reported on the New York Stock Exchange composite tape was $34.75 per share.

                                -----------------

         SEE "RISK FACTORS" COMMENCING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES OFFERED BY THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                  The date of this prospectus is          , 2000

                               ------------------

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3 covering the shares of common stock offered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. For further information about us and our common stock, please refer to the registration statement and the exhibits and schedules to the registration statement, which you may examine without charge at the public reference facilities maintained by the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which you may obtain from the Securities and Exchange Commission upon payment of the prescribed fees. Statements contained in this prospectus as to the contents of any agreement or other document referred to in this prospectus or in the agreement or other document are qualified by reference to the copy of the agreement or other document filed as an exhibit to the registration statement or the other document.

         We are subject to the information requirements of the Securities Exchange Act of 1934, and accordingly file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy the registration statement and its exhibits and schedules and the reports, proxy statements and other information that we file with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934 at the public reference facilities maintained by the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain copies of these materials at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Securities and Exchange Commission and certain of our filings are available at this web site: http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange and you can inspect reports and other information we file at its offices at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We are incorporating by reference the following documents we filed with the Securities and Exchange
Commission:

         o annual report on Form 10-K for our fiscal year ended October 31, 1999;

         o the portions of our 1999 annual report to stockholders that have been incorporated by reference into the Form 10-K referenced above;

         o the portions of our proxy statement for our annual meeting of stockholders held March 28, 2000 that have been incorporated by reference into the annual report on Form 10-K referenced above;

         o quarterly reports on Form 10-Q for the quarterly periods ended January 31, 2000, April 30, 2000 and July 31, 2000;

         o current reports on Form 8-K filed on December 21, 1999, February 2, 2000, February 28, 2000, April 4, 2000, May 5, 2000, June 6, 2000 and
           September 5, 2000;

         o the description of our common stock contained in our registration statement on Form 8-A filed on October 28, 1983 and the description of our rights contained in our registration statement on Form 8-A filed on November 3, 1997; and

         o all documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the termination of the offering of securities offered by this prospectus.

         To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to the Vice President of Legal Affairs of The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588 (telephone number: (925) 460-3600).

                           FORWARD-LOOKING STATEMENTS

         Some of the information included and incorporated by reference in this prospectus contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our (including our subsidiaries') capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our sales, revenues and products and anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

         Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this prospectus. We disclaim any intent or obligation to update these forward looking statements.

                                  RISK FACTORS

         The market price of our common stock has been and may continue to be highly volatile. The market price of our common stock may be subject to significant fluctuations in response to, among other things, the factors discussed above under "Forward-Looking Statements," variations in quarterly operating results, failure to meet published estimates of, or changes in earnings estimates by us or securities analysts, and other factors. In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations could affect the market price of our common stock.

         As of September 30, 2000, we had outstanding options to purchase 1,608,332 shares of common stock, 1,222,188 of which were exercisable as of that date. If these options are exercised, the issuance of common stock upon exercise would dilute the proportionate voting power and equity interests of the holders of the common stock offered by this prospectus. In addition, sales of substantial amounts of our common stock by existing stockholders, or the perception that significant sales could occur, could adversely affect prevailing market prices for our common stock.

                                   THE COMPANY

         Through our principal subsidiaries (CooperVision, Inc. and CooperSurgical, Inc.), we develop, manufacture and market healthcare products. CooperVision, Inc. markets a range of contact lenses to correct visual defects, specializing in lenses that correct astigmatism ("torics"). Its leading products are disposable-planned replacement toric and spherical lenses. CooperVision, Inc. also markets conventional toric and spherical lenses and lenses for patients with more complex vision disorders. CooperSurgical, Inc. markets diagnostic products, surgical instruments and accessories to the women's healthcare market.

                            THE SELLING STOCKHOLDERS

         The 190,759 shares of our common stock to be offered under this prospectus may be sold by the selling stockholders listed in the table below. The selling stockholders acquired an aggregate of 162,290 shares of our common stock in connection with the merger of MedaSonics Acquisition Corp., a California corporation and our wholly-owned subsidiary, with and into MedaSonics, Inc., a California corporation. As result of the merger, MedaSonics, Inc. will become our subsidiary. The selling stockholders will receive up to another 14,235 of our shares of common stock upon the determination of the balance sheet of MedaSonics, Inc. as of the close of business on the closing date of the merger. The selling stockholders may receive up to another 7,117 shares of our common stock following each of the first and second anniversaries of the closing date of the merger.

         Because the selling stockholders may sell all or some portion of the common stock covered by this prospectus, we cannot estimate the number of shares, and the percentage of outstanding shares of common stock, that will be held by any of them after any particular sale.

         The following table identifies each selling stockholder and sets forth information as of the date of this prospectus with respect to the number of shares of common stock held by each stockholder prior to the offering, as provided to us by the selling stockholders, and the maximum number of shares of common stock to be offered under this prospectus from time to time by each selling stockholder.

                                                     PERCENTAGE OF
                                                          OUR
                               SHARES OF             OUTSTANDING
                             COMMON STOCK            COMMON STOCK
                            OWNED PRIOR TO          OWNED PRIOR TO           NUMBER OF
  SELLING STOCKHOLDER        THE OFFERING            THE OFFERING          SHARES OFFERED
-----------------------    ----------------       -------------------   -------------------
Daniel Grolemund..........      44,599                     *                    54,087
Peter A. Lewis............     117,691                     *                   136,672
                               -------                                         -------
    Total.................     162,290                     *                   190,759
                               =======                                         =======

---------------
* Less than 1%

                              PLAN OF DISTRIBUTION

         The shares of common stock offered by this prospectus are being sold by the selling stockholders for their own account, and we will not receive any of the proceeds from the sale of the shares.

         The distribution of the shares of common stock by the selling stockholders may be made from time to time directly or through one or more brokers, agents, or dealers in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange, Inc. or other exchanges on which our common stock is listed, pursuant to and in accordance with the rules of those exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more brokers, agents or dealers agree to sell the shares, they may do so by purchasing shares as principals or by selling shares as agents for the selling stockholder. Any brokers, agents or dealers who sell the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any broker, agent or dealer may receive compensation from the selling stockholders which may be deemed to be underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom it may act as agent. If any such broker or dealer purchases the shares as principal it may resell the shares from time to time to or through other brokers or dealers, and the other brokers or dealers may receive compensation in the form of concessions or commissions from the selling stockholders or purchaser of the shares for whom they may act as agents.

         We have advised each of the selling stockholders that they and any brokers, dealers or agents who effect a sale of the shares are subject to the prospectus delivery requirements of the Securities Act of 1933. We have advised each of the selling stockholders that in the event of a "distribution" of its shares, the selling stockholder and any broker, agent or dealer who participates in the distribution may be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including Regulation M.

         In connection with distributions of the shares, the selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell our common stock short and deliver the shares to close out short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares. The selling stockholders may transfer the shares to a donee and any donee would become a selling stockholder under this prospectus. The selling stockholders also may pledge the shares or use the shares to secure a loan. If a selling stockholder defaults on a loan secured by the shares, the pledgee could obtain ownership of the shares and would then become a selling stockholder under this prospectus.

         We will bear all expenses of the offering of the shares, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders.

                                  LEGAL MATTERS

         The legality of the shares of common stock offered by this prospectus will be passed upon for us by Latham & Watkins, San Francisco, California. Certain members of Latham & Watkins and their families own beneficial interests in less than 1% of our common stock.

                                     EXPERTS

         The consolidated financial statements and schedule of The Cooper Companies, Inc. and subsidiaries as of October 31, 1999 and 1998 and for each of the years in the three-year period ended October 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

================================================================================
NEITHER WE NOR THE SELLING STOCKHOLDERS HAVE AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES AND THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS, EVEN THOUGH THIS PROSPECTUS IS DELIVERED OR SHARES ARE SOLD PURSUANT TO THIS PROSPECTUS ON A LATER DATE.

                                TABLE OF CONTENTS

                                                 Page
                                                 ----
Available Information..........................    2
Incorporation of Certain
  Information by Reference.....................    2
Forward-Looking Statements.....................    3
Risk Factors...................................    4
The Company....................................    4
The Selling Stockholders.......................    4
Plan of Distribution...........................    5
Legal Matters..................................    6
Experts........................................    6

                                 190,759 SHARES

                           THE COOPER COMPANIES, INC.

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                               ------------------





                                          , 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses relating to the registration of the Securities will be borne by the Company. Such expenses are set forth in the table below. All amounts are estimates except the Securities Act registration fee.

Securities Act Registration Fee....................................  $ 1,861
Accounting Fees and Expenses.......................................    2,500
Legal Fees and Expenses (other than Blue Sky)......................   10,000
Printing Fees and Expenses ........................................      500
Miscellaneous......................................................    2,139

Total..............................................................  $17,000



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Cooper Companies, Inc. is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "Delaware General Corporation Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

         Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that a director shall not be liable to The Cooper Companies, Inc. or its stockholders for monetary damages for breach of duty as a director, except under the circumstances listed in (1) through (4) above and further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of The Cooper Companies, Inc. shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Paragraph (b) of Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that each person who was or is made a party to or is threatened to be made party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of The Cooper Companies, Inc. (or was serving at the request of The Cooper Companies, Inc. as a director, officer, employee or agent for another entity) while serving in such capacity shall, except in certain lawsuits initiated by such persons, be indemnified and held harmless by The Cooper Companies, Inc., to the full extent authorized by the Delaware General Corporation Law, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Paragraph (b) further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by The Cooper Companies, Inc. the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to The Cooper Companies, Inc. by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under Paragraph (b) or otherwise. Paragraph (b) provides that The Cooper Companies, Inc. may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

         Paragraph (b) provides that persons indemnified thereunder may bring suit against The Cooper Companies, Inc. to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit shall be reimbursed by The Cooper Companies, Inc.. Paragraph (b) further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware General Corporation Law, the burden of proving the defense shall be on The Cooper Companies, Inc. and neither the failure of The Cooper Companies, Inc.'s Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Board of Directors that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Paragraph (b) provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of The Cooper Companies, Inc.'s Certificate of Incorporation or By-Laws, or otherwise.

         Paragraph (b) also provides that The Cooper Companies, Inc. may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not The Cooper Companies, Inc. would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Finally, Paragraph (b) provides that The Cooper Companies, Inc. may enter into indemnification contracts consistent with its provisions. However, the existence of a contract is not a precondition to indemnification under Paragraph (b).

         Article VIII, Section 1 of the By-Laws of The Cooper Companies, Inc. provides:

         "Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom (a "Proceeding") (other than a Proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful."

         Article VIII, Section 2 of the By-Laws of The Cooper Companies, Inc. provides:

         "Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         The By-Laws also provide that The Cooper Companies, Inc. may purchase and maintain insurance on behalf of any person who is or was its director, officer, employee or agent, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any asserted liability against him and incurred by him in any such capacity, whether or not The Cooper Companies, Inc. would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation, By-Laws or the Delaware General Corporation Law.

         The Cooper Companies, Inc. maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

ITEM 16.  EXHIBITS

         The following documents are filed as part of this registration statement.

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
     4.1              Restated Certificate of Incorporation, as amended,
                      incorporated by reference to Exhibit 4(a) to the
                      Registrant's Registration Statement on Form S-3 No.
                      33-17330.

     4.2              Certificate of Amendment of Restated Certificate of
                      Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

     4.3              Certificate of Designations of Series A Junior
                      Participating Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated October 29,
                      1997.

     4.4 Certificate of Amendment to Certificate of Incorporation dated May 24, 2000.

     4.5              Amended and Restated By-Laws of the Registrant dated
                      December 16, 1999, incorporated by reference to Exhibit
                      3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

     4.6 Rights Agreement, dated as of October 29, 1997, between the Registrant and American Stock Transfer & Trust
                      Company, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-8597) dated October 29, 1997.

     5.1              Opinion of Latham & Watkins.

     23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

     23.2             Consent of KPMG LLP.

     24.1 Power of Attorney (included on page II-7 of this Registration Statement).

ITEM 17.  UNDERTAKINGS.

(a)       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 17th day of October, 2000.

                                        THE COOPER COMPANIES, INC.

                                        By: /s/ A. Thomas Bender
                                            -------------------------------
                                           A. Thomas Bender
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                    Title                                    Date
              ---------                                    -----                                    ----
/s/ A. Thomas Bender                      President, Chief Executive Officer and Director     October 17, 2000
-----------------------------------       (Principal Executive Officer)
    A. Thomas Bender

/s/ Robert S. Weiss                       Executive Vice President, Treasurer, Chief          October 17, 2000
-----------------------------------       Financial Officer and Director (Principal
    Robert S. Weiss                       Financial Officer)

/s/ Stephen C. Whiteford                  Vice President and Corporate Controller             October 17, 2000
-----------------------------------       (Principal Accounting Officer)
    Stephen C. Whiteford

              Signature                                    Title                                    Date
              ---------                                    -----                                    ----

                                          Chairman of the Board of Directors                  October 17, 2000
------------------------------------
Allan E. Rubenstein, M.D.

                                          Director                                            October 17, 2000
-----------------------------------
Michael H. Kalkstein

/s/ Donald Press                          Director                                            October 17, 2000
-----------------------------------
    Donald Press

/s/ Moses Marx                            Director                                            October 17, 2000
-----------------------------------
    Moses Marx

/s/ Steven Rosenberg                      Director                                            October 17, 2000
-----------------------------------
    Steven Rosenberg

/s/ Stanley Zinberg, M.D.                 Director                                            October 17, 0000
-----------------------------------
    Stanley Zinberg, M.D.

                                  EXHIBIT INDEX

    EXHIBIT
    NUMBER                          DESCRIPTION
    -------                         -----------
      4.1         Restated Certificate of Incorporation, as amended,
                  incorporated by reference to Exhibit 4(a) to the Registrant's
                  Registration Statement on Form S-3 No. 33-17330.

      4.2         Certificate of Amendment of Restated Certificate of
                  Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

      4.3         Certificate of Designations of Series A Junior Participating
                  Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated October 29, 1997.

      4.4         Certificate of Amendment to Certificate of Incorporation dated
                  May 24, 2000.

      4.5         Amended and Restated By-Laws of the Registrant dated December
                  16, 1999, incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

      4.6         Rights Agreement, dated as of October 29, 1997, between the
                  Registrant and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.1 to the Registrant's
                  Current Report on Form 8-K (File No. 1-8597) dated October 29,
                  1997.

      5.1         Opinion of Latham & Watkins.

      23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

      23.2        Consent of KPMG LLP.

      24.1        Power of Attorney (included on page II-7 of this Registration
                  Statement).
